Exhibit 99.3

Consent of Centerview Partners LLC

The Board of Directors
ICON plc
South County Business Park
Leopardstown
Dublin 18, Ireland

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 23, 2021, to the Board of Directors of ICON plc (“Parent”), as Annex B to, and reference to such opinion letter under the headings “SUMMARY – Opinion of ICON’s Financial Advisor”, “THE MERGER – ICON’s Reasons for the Merger” and “THE MERGER – Opinion of ICON’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving Parent and PRA Health Sciences, Inc. (the “Company”), which proxy statement/prospectus forms a part of the Registration Statement on Form F-4 of Parent (the “Registration Statement”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

CENTERVIEW PARTNERS LLC

By:	/s/ Centerview Partners LLC

March 31, 2021